EXHIBIT 99.1

General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	June 12, 2013

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Michael K. Schroering
Chairman of the Board & Chief Executive Officer
Phone: (630) 954-0400
Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Enterprises, Inc. Receives Notice Regarding NYSE MKT's Continued Listing Standards and was granted the Motion to Dismiss the Derby Capital Lawsuit

OAKBROOK TERRACE, IL, June 12, 2013 –  General Employment Enterprises, Inc. (NYSE MKT: JOB) (the "Company") today announced that on June 6, 2013, the Company received a letter (the "Letter") from NYSE MKT, LLC (the "NYSE MKT") stating that the Company did not meet certain of the Exchange's continued listing standards as set forth in the NYSE MKT Company Guide (the "Company Guide") and stated, among other things, that the Company has equity less than $4 million and has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years and, in the opinion of the Exchange, it is questionable as to whether the Company will be able to continue operations and/or meet its obligations as they mature based on its current overall financial condition,  pursuant to Sections 1003(a)(ii) and 1003(a)(iv) of the NYSE MKT's Company Guide, respectively.  The Company must submit a plan of compliance to the NYSE MKT by July 8, 2013.

The Company's common stock continues to trade on the NYSE MKT stock exchange under the symbol "JOB," but will become subject to the trading symbol extension ".LF" to denote non-compliance with the NYSE MKT's continued listing standards.

In addition, the Company and Michael Schroering were recently informed that its motion to dismiss the lawsuit brought on by Derby Capital LLC and Derby Capital JOB LLC was granted on the original count and the amended complaint with prejudice.

About General Employment

The Company provides contract and placement staffing services for business and industry, primarily specializing in the placement of information technology, engineering, agricultural and accounting professionals.  Effective November 1, 2010, the Company and its wholly-owned subsidiary, Triad Personal Services, Inc., an Illinois corporation, entered into an asset purchase agreement, with DMCC Staffing, LLC, an Ohio limited liability company ("DMCC"), RFFG of Cleveland, LLC, an Ohio limited liability company ("RFFG of Cleveland"), and Thomas J. Bean, for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland's Industrial services business.  DMCC and RFFG of Cleveland's services business is operated from offices in Ohio and provides labor and human resource solutions, including temporary staffing, human resources and payroll outsourcing services, labor and employment consulting and workforce solution.  In August of 2011, the Company purchased certain assets of Ashley Ellis, LLC, a professional staffing and placement business.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as "will" and "expect." As a result of a number of factors, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading "Forward-Looking Statements" in the Company's  annual report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company's other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.